EMPLOYMENT AGREEMENT



     EMPLOYMENT AGREEMENT, dated as of November 10, 1993, between
USF&G CORPORATION, a Maryland corporation (the "Corporation"), and NORMAN P. BLAKE, JR. (the "Executive").

                      W I T N E S S E T H:

     Pursuant to an Employment Agreement dated November 20, 1990 (the "Initial Employment Agreement"), the Executive is serving as the Corporation's Chief Executive Officer having chief executive responsibility with respect to the affairs of the Corporation and such other specific responsibilities and duties as may be assigned to him from time to time by the Board of Directors. The Corporation desires to assure the Corporation the continued benefits of the Executive's expertise and knowledge after the expiration of the employment period specified by the Initial Employment Agreement. The Executive, in turn, desires to continue full-time employment with the Corporation on the terms provided herein upon the expiration of the employment period specified by the Initial Employment Agreement.

     Accordingly, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

     1.   Full-time Employment of Executive.

     1.1. Duties and Status.

          (a) The Corporation hereby engages the Executive as a full-time executive employee for the period (the "Employment Period") specified in paragraph 4, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority and perform such executive duties as are commensurate with the duties of the Chief Executive Officer of the Corporation.

          (b)  During the Employment Period, the Executive shall
     (i) devote his full time and efforts to the business of the Corporation and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes or conflicts or interferes with the performance of his duties hereunder in any way and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Corporation, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subparagraph
     (a) of this paragraph 1.1. The foregoing shall not preclude the Executive from devoting a reasonable amount of his time to civic and charitable affairs or to the supervision of his personal investments nor from serving on boards of directors in accordance with the Corporation's policies, provided such activities do not unreasonably interfere with the performance of the Executive's duties under this Agreement.

          (c) The Executive shall be required to perform the services and duties provided for in subparagraph (a) of this paragraph 1.1 only at the location of the principal executive offices of the Corporation in the Baltimore metropolitan area. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Corporation in effect, which shall not be less favorable than those in effect at the date of this Agreement; and any leave on account of illness or temporary disability which is short of total disability, as defined in the Corporation's long-term disability insurance plan ("Total Disability") and which has lasted for a continuous period of less than one hundred and eighty (180) consecutive days, shall not constitute a breach by the Executive of his obligations hereunder.

     1.2. Compensation and General Benefits. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

          (a) The Corporation shall pay the Executive an annual base salary of not less than (i) $850,000 per annum for the first twelve months of the Employment Period, (ii) $900,000 per annum for the next twelve months thereof, (iii) $950,000 per annum for the remainder of the Employment Period. Such base salary shall be payable in periodic equal installments which are no less frequent than the periodic installments in effect for salaries of senior executives of the Corporation immediately prior to the effective date of this Agreement. Such salary shall be subject to normal periodic review at least annually for increases based on the policies of the Corporation and contributions to the enterprise.

              (b) The Corporation shall also pay the Executive incentive bonuses of such amounts as are determined from time to time by the Board of Directors based on criteria to be established by the Board, provided, however, that all bonuses shall be determined using as the Executive's annual base salary the Executive's Salary of Record which, for purposes of the Agreement, shall mean the Executive's base salary stated in the Initial Employment Agreement for the twelve-month period ending November 26, 1993 (One Million, Forty-One Thousand, Two Hundred Eighty-Five Dollars ($1,041,285)), increased annually for each twelve-month period thereafter by a percentage determined by the Board based solely on the Executive's performance, but which percentage shall not be less than the average percentage increase in annual base salary for the four (4) executives most senior in rank of the Corporation other than the Executive, unless for any twelve-month period the Compensation Committee of the Board of Directors shall provide the Executive with a written statement of the specific reasons, based solely on the Executive's performance, for a lesser or no increase for such period.

              (c) The Executive shall be eligible to participate in such profit-sharing, stock option, bonus, incentive and performance award programs which provide opportunities to receive compensation which are the greater of the opportunities (i) available to the Executive on the date of this Agreement or (ii) then provided to executives with senior authority and duties (and in any event not less than those provided to executives of lower rank). All such programs shall provide benefits to the Executive using as Executive's annual base salary his Salary of Record. In considering annual awards, stock options and other incentive compensation, the stock options for a total of three hundred thousand (300,000) shares of Common Stock of the Corporation granted on November 10, 1993, shall be disregarded for all purposes.

              (d) In addition to and except for the matters governed by this Agreement, the Executive shall be entitled to receive employee benefits, including, without limitation, pension, disability, group life, sickness, accident and health insurance programs and split-dollar life insurance programs, and perquisites provided by the Corporation to executives which are the greater of the employee benefits and perquisites (i) comparable to those available to the Executive on the date of this Agreement or (ii) then provided to executives with senior authority or duties (and in any event not less than those provided to executives with lower rank). All such programs shall provide benefits to the Executive determined using as the Executive's base salary his Salary of Record. It is understood and recognized by the Corporation and the Executive that, with respect to pension benefits, it is not possible to include the Executive in the Corporation's qualified pension plan with full credit for service in his prior organization and accordingly, the Corporation and the Executive have entered into, and the Corporation agrees to continue, an unfunded supplemental retirement agreement and a First
       Amendment thereto (the "Executive's Supplemental
       Retirement Agreement") designed to provide benefits on an unfunded basis after three (3) years and four (4) months of service from the date of the Initial Employment
       Agreement of the greater of (i) benefits under the Corporation's qualified and comparable supplemental plans for senior executives, as if the Executive had then been employed by the Corporation for purposes of those plans for twenty-five (25) years or (ii) benefits of equivalent value to those under the existing arrangements of the Executive with his immediately preceding employer for twenty-five (25) years of service or deemed service, in each case based upon his actual compensation levels under his employment with the Corporation (excluding for that purpose the Signing Bonus and the Additional Bonus, but using his Salary of Record rather than his actual base salary for any twelve-month period for which the former is greater), and net of any retirement benefits received from any prior employer. References in this Agreement to pension benefits refer to that arrangement.

              (e)  At least annually during the Employment
       Period, the Executive shall receive a written statement of all benefits and deferred compensation earned or accrued for the year and accrued and unpaid through the date of the statement.

     2. Competition; Confidential Information. The Executive and the Corporation recognize that due to the nature of his association with the Corporation and of his engagements hereunder, and the relationship of the Executive to the Corporation hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and will assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems, customers, agents, processes, and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

       2.1.   Non-Competition.

              (a) During the Employment Period (notwithstanding any early termination by the Corporation under paragraph
       4.3 hereof) or until December 31, 1998, in the event of a termination by the Corporation for cause under paragraph
       4.2 hereof, the Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or its affiliates engage in any activity competitive with the business of the Corporation or its affiliates, nor will he, in competition with the Corporation or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation which was, at any time during the Employment Period or the employment period under the Initial Employment Agreement, a customer of the Corporation or one of its affiliates.

              (b) The provisions of subparagraph (a) of this paragraph 2.1 may be extended, at the option of the Corporation (exercised by written notice within fifteen
       (15) days prior to the expiration of the Employment
       Period), for a period of either one (l) or two (2) years from the expiration of the Employment Period, if (i) the Corporation offers at any time not more than sixty (60) days nor less than thirty (30) days prior to the expiration of the Employment Period to continue the employment of the Executive under this Agreement for a period of either one (l) or two (2) years from the expiration of the Employment Period, as the case can be,
       (ii) the Executive declines to accept such continuation of employment and (iii) the Corporation pays the Executive, at the time of such election, a lump sum amount equal to the highest annual base salary provided by paragraph 1.2 of this Agreement during the Employment Period, multiplied by the number of years of such extension; provided, that the Executive shall not be bound by such election at any time if the Corporation is in violation of any of its obligations under this Agreement and thereafter.

              (c) Nothing in this paragraph 2 shall be construed to prevent the Executive from owning, as an investment, not more than 1% of a class of equity securities issued by any competitor of the Corporation or its affiliates and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

       2.2. Trade Secrets. The Executive will keep confidential any trade secrets or confidential or proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

       3. Corporation's Remedies for Breach. It is recognized that damages in the event of breach of paragraph 2 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

       4.     Employment Period.

       4.1. Duration. Subject to paragraph 7 hereof, the Employment Period shall commence as of the close of the business day on November 26, 1995, and shall continue until the earliest of (i) December 31, 1998; (ii) the Executive's death or Total Disability; or (iii) a termination by the Corporation for cause under Paragraph 4.2 hereof.

       4.2. Termination For Cause. The Executive's employment under this Agreement may be terminated by the Board of Directors of the Corporation for cause. As used in this Agreement a termination for cause shall mean the Executive's termination for gross negligence, commission of a felony, incompetence, fraud or dishonesty involving the Corporation's assets, misconduct materially detrimental to business of the Corporation, or intentional failure to perform his duties hereunder or under the Initial Employment Agreement or any other material breach by the Executive of this Agreement (including Paragraph 2 hereof) or the Initial Employment Agreement (including paragraph 2 thereof).
The Corporation shall notify the Executive in writing at least thirty days in advance of any proposed termination for cause indicating in detail the specific reasons for such termination and shall extend to the Executive the opportunity during such thirty days to cure the breach or misconduct if the same is capable of being cured.

       4.3. Termination Without Cause. In the event the Executive's employment with the Corporation is terminated without cause during the Employment Period or during the employment period specified by the Initial Employment Agreement, the Executive will be entitled to receive the compensation and benefits described in paragraph 1.2(a), (c), and (d) of this Agreement for the unexpired remainder of the Employment Period. In such event, the Executive shall not be required to mitigate the amount of any payment or benefit to which he may be entitled under this Agreement by seeking other employment, nor shall any such amount be reduced by remuneration earned from other sources.

       5. Legal Costs. The Executive shall be entitled to consult with counsel with respect to the Executive's rights hereunder, and the Corporation agrees to pay the reasonable fees and expenses of independent counsel for the Executive in advising him or in bringing any proceedings, or in defending any proceedings, involving the Executive's rights under this Agreement or in the negotiation of the terms hereof, such right to reimbursement to be contingent upon the presentment by the Executive of written billings for such reasonable fees and expenses.

       6. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

       7. Binding Agreement. This Agreement shall be binding upon the Executive and the Corporation on and after the date of this Agreement. This Agreement shall take effect as of the close of the business day on November 26, 1995, if the Executive is employed by the Corporation pursuant to the Initial Employment Agreement on such date, or his employment with the Corporation has been terminated before such date by the Corporation without cause pursuant to paragraph 4.3 of the Initial Employment Contract. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation as defined in the Maryland General Corporation Law as now in effect; provided, that this Agreement may not be assigned by the Corporation without the consent of the Executive, and in the case of a successor by transfer of all or substantially all of the assets of the Corporation, or any other successor in which the Corporation does not cease to exist by operation of the transaction in question as a matter of law, the Corporation shall not be relieved of its obligations hereunder.

       8. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

      9. Arbitration. Any disputes hereunder which cannot be resolved by negotiations between the Corporation and the Executive shall be submitted to, and determined by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the parties agree to be bound by the final award of the arbitrator in any such proceeding. The arbitrator shall apply the laws of the State of Maryland. Arbitration may be held in Baltimore, Maryland or such other place as the parties hereto may mutually agree. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS:                        USF&G CORPORATION



  JOHN A. MACCOLL               DAN L. HALE
                                Dan L. Hale,
                                Executive Vice President

                                EXECUTIVE



  THERESA L. ABATO              NORMAN P. BLAKE, JR.
                                Norman P. Blake, Jr.